EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333‑26157, No. 333‑68682, No. 333‑77501, No. 333‑89420, No. 333‑134554, No. 333‑160197, No. 333-174572 and No. 333-198320, and No. 333-211558) of Flagstar Bancorp, Inc. of our report dated March 13, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers, LLP
Detroit, Michigan
March 13, 2017